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                                                                   EXHIBIT 10.17
                            MAVERICK TUBE CORPORATION

                   FIRST AMENDMENT TO SECURED CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois
Mercantile Bank National Association
St. Louis, Missouri
Ladies and Gentlemen:

Reference is hereby made to that certain Secured Credit Agreement dated as of September 18, 1998 (the "Credit Agreement") among the undersigned, Maverick Tube Corporation, a Delaware corporation (the "Borrower"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

The Borrower, the Agent and the Banks wish to amend the definition of Fixed Charge Coverage Ratio and to modify certain other terms and conditions of the Credit Agreement, all on the terms and conditions set forth in this Amendment.

Section 1.        Amendments to Credit Agreement.
Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

         1.1. Section 4.1 of the Credit Agreement shall be amended by adding thereto the following definitions:

         "Consolidated Net Income Available for Fixed Charges" shall mean, for any period, earnings before interest and taxes plus depreciation and amortization plus operating lease expenses less capital expenditures (excluding, in any event, (i) any expenditures arising from the PMAC Acquisition to the extent and only to the extent such expenditures were contemplated by the terms of the Acquisition Documents and (ii) capital expenditures incurred in connection with the PMAC Acquisition during the Borrower's Fiscal Year 1999 in an amount not in excess of $5,600,000) plus, for the Borrower's fiscal quarters ending September 30, 1998, December 31, 1998, March 31, 1999 and June 30, 1999, software and development related charges incurred during the fourth fiscal quarter of the Borrower's Fiscal Year 1998 in an amount not in excess of $1,600,000, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

         "Fixed Charges" shall mean, for any period, interest expense plus operating lease expenses and all principal payments under Capitalized Leases plus current scheduled maturities of all indebtedness for borrowed money other than the Revolving Credit Loans, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

         1.2. The  definition  of "Fixed  Charge  Coverage  Ratio"  appearing in
Section 4.1 of the Credit Agreement shall be amended in its entirety and so amended shall be restated to read as follows:

         "Fixed Charge Coverage Ratio" shall mean, at any time the same is to be determined, the ratio of (a) Consolidated Net Income Available for Fixed Charges, for the four most recently completed fiscal quarters of the Borrower, to (b) Fixed Charges, for the same four fiscal quarters of the Borrower.

         1.3. Section 7.12 of the Credit Agreement shall be amended in its entirety and as amended shall be restated to read as follows:

         Minimum Fixed Charge Coverage Ratio. The Borrower, as of the close of any fiscal quarter of the Borrower, will not permit its Fixed Charge Coverage ratio to be less than (i) 1.0 to 1 for each of the Borrower's fiscal quarters ended September 30, 1998, December 31, 1998, March 31, 1999 and June 30, 1999, and (ii) 1.25 to 1 for each fiscal quarter of the Borrower thereafter.

         1.4. Schedule I to the Compliance Certificate of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as set forth on Exhibit A hereto.

Section 2.        Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         2.1. The Borrower, the Agent and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

         2.2. A Guarantor's Consent for the benefit of the Banks shall have been executed and delivered to the Agent, a form of which is attached hereto.

         2.3. The Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

         2.4. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to each of the Banks and their legal counsel.

         2.5. The Agent shall have received payment by the Borrower of an amendment fee in the amount of $5,000 for the ratable benefit of the Banks.

Section 3.        Representations And Warranties.

The Borrower, by its execution of this Amendment, hereby certifies and warrants the following:

         (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof as if made on the date hereof, except that the representations and warranties made under
Section 5.2 shall be deemed to refer to the most recent annual report furnished to the Banks by the Borrower; and

         (b) the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder.


Section 4.        Miscellaneous.

         4.1. The Borrower has heretofore executed and delivered to the Agent the Security Agreement and the Borrower hereby agrees that notwithstanding the execution and delivery hereof, such Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Borrower thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of its indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect hereto.
         4.2. Reference to this specific Amendment need not be made in any note, document, letter, certificate, any security agreement, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
         4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This agreement shall be governed by the internal laws of the State of Illinois.
         4.4. The Borrower agrees to pay all reasonable costs and expenses, including without limitation attorneys fees, incurred by the Agent and each of the Banks in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents contemplated hereby. Upon acceptance hereof by the Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

Dated as of December 10, 1998.
MAVERICK TUBE CORPORATION


By  /s/ Gregg Eisenberg
Its  President



Accepted and agreed to as of the day and year last above written.


HARRIS TRUST AND SAVINGS BANK,
individually and as Agent


By   /s/ Donald Busse
Its Vice President



MERCANTILE BANK NATIONAL ASSOCIATION


By   /s/ David Higbee
Its Vice President